UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):  November 20, 2009

CHANTICLEER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
________________

Delaware	000-29507	20-2932652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

11220  Elm Lane, Suite 203, Charlotte, NC  28277
(Address of principal executive office) (zip code)

The Rotunda, 4201 Congress, Suite 145, Charlotte, NC 28209
(Former address of principal executive offices) (zip code)

(704) 366-5122

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 20, 2009, the board of directors of Chanticleer Holdings, Inc. (the “Registrant” or the “Company”) appointed Keith Johnson to fill a vacancy on the Board. Mr. Johnson shall serve as a director until the Company’s next annual meeting of shareholders and until his successor is duly elected and qualified.

Mr. Johnson has been the President and Chief Executive Officer of YRT2 (Your Residential Technology Team) in Charlotte, North Carolina, since 2004.  Mr. Johnson served as Executive Vice President and Chief Financial Officer of The Telemetry Company in Dallas, Texas (1997-2004), Senior Vice President - Finance and Administration of Brinks Home Security in Dallas Texas (1995-1997), and Chief Financial Officer of BAX Global in London, England (1992-1995).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chanticleer Holdings, Inc.

By:	/s/ Michael Pruitt
Name:	Michael Pruitt
Title:	President
Dated:	November 23, 2009